CERTIFICATION

     This Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 12, 2005	By:	/s/ Michael L. Middleton

Michael L. Middleton
President and Chief Executive Officer

Date:	May 12, 2005	By:	/s/ William J. Pasenelli

William J. Pasenelli
Executive Vice President and Chief Financial Officer